UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2015

Calamos Dynamic Convertible and Income Fund

(Exact name of registrant as specified in its charter)

Delaware	811-22949	47-1549409
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2020 Calamos Court Naperville, Illinois	60563
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 245-7200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Concurrent with this filing, the Calamos Dynamic Convertible and Income Fund (the “Fund”) is issuing a Press Release announcing the closing of the exercise of the underwriting syndicate’s overallotment option following the Fund’s initial public offering as well as providing an update with regard to a share purchase program being implemented by the Fund’s investment adviser, Calamos Advisors LLC (the “Adviser”).

A copy of the Fund’s Press Release dated May 13, 2015 is attached as Exhibit 99.1 to this report. The information included in Exhibit 99.1 is incorporated by reference in this Item 7.01, and is deemed to be furnished, not filed, pursuant to Item 7.01 of Form 8-K. Certain statements made in the Press Release by or on behalf of the Fund will constitute “forward-looking statements” within the meaning of the federal securities laws, including statements regarding the Fund’s future performance, as well as management’s expectations, beliefs, intentions or plans relating to the future. The Adviser believes that these forward-looking statements are reasonable. However, the Fund cannot guarantee that its actual results will be consistent with the forward-looking statements and you should not place undue reliance on them. These statements are based on current expectations and speak only as of the date they are made. The Fund undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. Important factors regarding the Fund that may cause results to differ from expectations are included in the Fund’s prospectus dated March 27, 2015 and will be included in the Fund’s Annual Report on Form N-CSR and in the Fund’s other filings with the SEC. An investment in the Fund’s shares is subject to investment risk, including the possible loss of the entire amount invested.

The Press Release is not to be construed as an offer or inducement to purchase shares of the Fund on the secondary market.

Item 9.01 Financial Statements and Exhibits

(d)

Exhibit Number	Description of Exhibit

99.1	Press Release, dated May 13, 2015

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALAMOS DYNAMIC CONVERTIBLE AND INCOME FUND

Date: May 13, 2015
/s/ J. Christopher Jackson
By: J. Christopher Jackson
Title: Vice President and Secretary